Exhibit 10.03

CONTRACT № 11/14

Rostov-on-Don                                        November 20, 2014

“South Distributing Company” Limited Liability Company hereinafter referred to as “the BUYER” represented by Mr. Sergeev Aleksey Gennadyevich, Director, acting on the basis of the Statute, on the one hand, and LEPOTA INC hereinafter referred to as “the SUPPLIER”, represented by Mr. Iurtaev Iurii, Director, acting on the basis of the Statute, on the other hand, in order to form the long-term cooperation, have concluded this Contract on the following:

1. SUBJECT OF THE CONTRACT

1.1. The SUPPLIER shall deliver the goods from the available assortment, and the BUYER shall accept them and pay for them within the time frame set by this Contract.

1.2. The Parties shall coordinate the goods name, assortment, quantity and price and indicate them in the accompanying documents (way-bills, invoices, etc.) that are the integral part of this Contract.

2. THE GOODS PRICE AND SETTLEMENT PROCEDURE

2.1. The SUPPLIER and the BUYER shall agree the price and payment due date.

2.2. The payment delay for each goods delivery shall be 30 (thirty) days after the goods reception by the BUYER and it shall be indicated in the accompanying documents. The payment date shall be the date of the monetary means placement to the settlement account of the SUPPLIER.

2.3. According to the marketing policy of the SUPPLIER, a bonus can be granted to the BUYER. The bonus shall be executed by the Act that shall be signed by the BUYER and the SUPPLIER. The form of granting the bonus shall be agreed by the Parties at the Act presentation.

2.4. The Parties shall carry out all settlements pursuant to the current legislation. The goods payment amount by the available funds under this Contract shall not exceed the limits set by the legislation of the RF.

3. DELIVERY TERMS AND PROCEDURE

3.1. The SUPPLIER shall carry out the goods delivery within 3 (three) working days after reception of the order from the BUYER in written or electronic form subject to availability of the ordered assortment at the SUPPLIER  warehouse.

3.2. The goods delivery shall be carried by the SUPPLIER at the BUYER expense.

3.3. The moment of the goods reception by the BUYER shall be the date indicated in the special column of the accompanying document. In case of the information absence in this column the date of the accompanying document execution shall be the delivery moment of the goods reception.

3.4. The BUYER shall guarantee the availability of the properly executed authorizations for the goods acceptance at its representative accepting the goods. The proxy for acceptance of material assets or the properly certified copy of the proxy of the enterprise for carrying-out of the representative actions at the goods reception shall be passed to the SUPPLIER (its representative) preliminary or at the goods transfer.

3.5. In case if the goods do not meet the order the BUYER shall have the right to refuse to accept the goods and to carry out their return to the SUPPLIER.

Exhibit 10.03

4. THE GOODS QUALITY

4.1. The quality of the goods to be supplied shall meet the legislation demands placed on the product quality that shall be confirmed by availability of the corresponding certificates.

4.2. The SUPPLER shall provide the BUYER with the necessary information on the product certification.

4.3. The BUYER shall accept the goods as to their quantity and quality at the moment of the goods reception from the SUPPLIER representative.

5. DISPUTE SETTLEMENT PROCEDURE AND LIABILITY OF THE PARTIES

5.1. The Parties shall try to settle all disputes that can arise from this Contract and concerning it by means of the bilateral negotiations, and in case of impossibility to reach an understanding – at Arbitration Court in the plaintiff jurisdiction.

5.2. In case of non-fulfillment or improper fulfillment of the obligations provided for by this Contract, the Parties shall bear liability pursuant to the current legislation of the Russian Federation.

5.3. In case of untimely payment for the goods the SUPPLIER shall have the right to require from the BUYER to pay the penalty as a fine at the rate of 0.1 (zero point one) percent of unpaid part of the goods per each delay day, unless otherwise provided by a supplementary agreement.

5.4. The goods passed to credit up to the moment of their payment shall be considered as such in security at the SUPPLIER for guarantee of the fulfillment of the BUYER obligation on the goods payment. In case of sale by the BUYER of the goods supplied in credit, according to Article 3 of Law of the RF “On Pledge” the BUYER shall replenish the pledge by other goods or make the payment to the SUPPLIER.

5.5. The SUPPLIER shall have the right to withdraw the unpaid part of the goods in case of this Contract cancellation or in case of gross violation by the BUYER of this Contract terms and conditions.

5.6. In case if non-observance by the BUYER of the condition provided for by item 3.4 of this Contract results in downtime of transport facility and employees of the SUPPLIER or other losses it shall be entitled to require the payment for compensation of such losses.

6. OTHER PROVISIONS

6.1. This Contract shall become effective since the moment of its signing by authorized persons and shall be effective up to 20.11.2015.

6.2. All contracts preceding to this Contract and annexes to them shall be effective up to the moment of fulfillment of the obligations provided for by the aforesaid contracts and annexes to them.

6.3. Alterations and amendments of the Contract shall be exclusively in written form.

6.4. Only those alterations and amendments entered to the Contract by the SUPPLIER and the BUYER by mutual consent shall be effective and obligatory for them.

6.5. This Contract has been made in duplicate – two copies of equal validity. The first copy has been given to the BUYER, the second one – to the SUPPLIER.

6.6. If one month before the Contract period expiration the Parties do not state about its cancellation, the Contract shall be considered as prolonged for the next year. The prolongation number shall not be restricted.

7. ADDRESSES AND SIGNATURES OF THE PARTIES

Exhibit 10.03

THE BUYER

“South Distributing Company” LTD

Legal address: 243/97, Cherepakhin Str., Rostov-on-Don, 433011

Post address: 11-19a, Sholokhov Ave., Rostov-on-Don, 344019

Telephone: 8(863) 2618-554, 2618-556.

Settlement account: 40702810352000104450 with “South-West Bank of OJSC “Saving Bank of Russia”

Correspondent account: 30101810600000000602

BIC 046015602

ITN 616501001

Main State Registration Number: 1056165113652

All-Russia Classifier of Administrative and Territorial Division of Objects: 60401000000

National Classifier of Enterprises and Organizations: 76964491

National Classifier of Foreign Economic Activity: 51.45

Registration № in Pension Fund of Russia: 071-058-44852

Registration № in Fund of Social Insurance: 6103502040

Registration № in Fund of Obligatory Medical Insurance of Rostov region: 15630

/s/ Signature  Sergey Aleksey Gennadyevich

Seal: “Southern Distributing Company” Limited Liability Company, INN 6165124993, Rostov-on-Don, Russia

THE SUPPLIER

LEPOTA INC.

Entity № E0588812013-5

Registered in Nevada state, USA

Aaddress: 11, Leliushenko Str., apt. 65, Rostov-on-Don, 344045

Telephone: +7-918-553-90-95, +7961-277-2356

E-mail: lepota.inc@mail.ru

/s/ Signature Iurtaev Iurii

Seal: Open Joint Stock Company “LEPOTA”, Yurtaev Yu.V., Director